UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 3, 2017, Xenetic Biosciences, Inc. (the “Company”) issued an inducement award in the form of an option to purchase up to 175,000 shares of the Company’s common stock, par value $0.001 per share, to James F. Parslow in connection with his appointment as Chief Financial Officer of the Company. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) granted the inducement award to Mr. Parslow outside of the Company’s 2014 Equity Incentive Plan as a material inducement to Mr. Parslow’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

The inducement award is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares underlying the inducement award as the shares of the Company’s common stock that would be received upon the exercise of the option are not currently covered by an effective registration statement.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the inducement award to Mr. Parslow is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 4, 2017, the Company announced that Mr. Parslow has been appointed to serve as the Company’s Chief Financial Officer, effective April 3, 2017. Mr. Parslow will also serve as the Company’s principal financial officer, effective April 3, 2017.

Mr. Parslow, age 52, most recently served as Chief Financial Officer, Treasurer and Secretary of World Energy Solutions, Inc., a publicly-traded business-to-business e-commerce company brokering energy and environmental commodities, from 2006 until its acquisition by EnerNOC, Inc. in 2015. Since 2015, he has served as an independent consultant providing interim chief financial officer services to multiple emerging technology companies. Mr. Parslow is a Certified Public Accountant with more than 25 years of experience serving private and public companies in the alternative energy, online auction, and high-tech manufacturing industries. He holds an A.B. in Economics and Accounting from the College of the Holy Cross and an M.B.A. with a concentration in Finance from Bentley University.

Mr. Parslow does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Parslow and any other person pursuant to which Mr. Parslow was selected to serve as Chief Financial Officer of the Company. There are no relationships or transactions between Mr. Parslow and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Agreement and Other Compensatory Arrangements

In connection with Mr. Parslow’s appointment, the Company entered into an employment agreement with Mr. Parslow effective as of April 3, 2017 (the “Employment Agreement”). The Employment Agreement does not provide for a specified term of employment and Mr. Parslow’s employment is on an at-will basis. Mr. Parslow will receive an initial annual base salary of $265,000 and is eligible to earn an annual cash incentive bonus, which is initially set at a target aggregate bonus amount of 35% of Mr. Parslow’s base salary, upon achievement of certain individual and/or Company performance goals set by the Compensation Committee. Mr. Parslow is also eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company. Mr. Parslow is also subject to certain customary confidentiality, non-solicitation and non-competition provisions.

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Further, as a material inducement to Mr. Parslow’s acceptance of employment with the Company, the Compensation Committee approved the grant to Mr. Parslow of an option to purchase up to 175,000 shares of the Company’s common stock, with a per share exercise price equal to $4.57, the closing price of the Company’s common stock on the NASDAQ Capital Market on the grant date of April 3, 2017. The option has a ten-year term and will vest over three years, with one-third of the underlying shares vesting on each of the first, second, and third year anniversaries of Mr. Parslow’s start date, subject to Mr. Parslow’s continuous service with the Company through each vesting date. The grant is being made pursuant to a stand-alone inducement award option agreement (the “Inducement Award Agreement”) outside of the Company’s 2014 Equity Incentive Plan as a material inducement to Mr. Parslow’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4) and is subject to the terms and conditions of the Inducement Award Agreement. In the event of a “change in control” of the Company (as defined in the Inducement Award Agreement), the unvested shares subject to the option shall fully vest upon a change in control.

If Mr. Parslow’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or Mr. Parslow resigns for “good reason” (as defined in the Employment Agreement), after a period of six months of employment but before his first anniversary with the Company, he will be entitled to receive (i) six months of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect and (ii) payment of premiums for continued health benefits under COBRA for up to six months. If Mr. Parslow’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or Mr. Parslow resigns for “good reason” (as defined in the Employment Agreement), after his first anniversary with the Company, he will be entitled to receive (i) one year of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect and (ii) payment of premiums for continued health benefits under COBRA for up to one year.

The foregoing descriptions of the Employment Agreement and the Inducement Award Agreement are not complete and are qualified in their entireties by reference to the full texts of the Employment Agreement and the Inducement Award Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 4, 2017, the Company issued a press release announcing the appointment of Mr. Parslow as the Company’s Chief Financial Officer, effective April 3, 2017. A copy of the Company’s press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and James F. Parslow, dated March 23, 2017.
10.2	Inducement Award Agreement between the Company and James F. Parslow, dated April 3, 2017.
99.1	Press release of the Company dated April 4, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ M Scott Maguire
Date: April 4, 2017	Name: M. Scott Maguire
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and James F. Parslow, dated March 23, 2017.
10.2	Inducement Award Agreement between the Company and James F. Parslow, dated April 3, 2017.
99.1	Press release of the Company dated April 4, 2017.

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